Exhibit 99.2

Safe Harbor and non-GAAP Cautionary Note Regarding Forward-Looking Statements: All statements in this presentation that are not historical including are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including our fiscal year 2022 guidance, our long-term growth and related assumptions and drivers, as well as forward-looking statements concerning the expected execution and effect of our business strategies, the potential impacts on our business of the spread and impacts of the COVID-19 pandemic, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management and store optimization programs. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” continue,” “transform,” “accelerate,” “model,” “longterm,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2021 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. Non-GAAP Financial Measures: Today’s presentation includes certain non-GAAP financial measures, including all measures whose label includes the words “adjusted”, “constant currency”, or “free cash flow” or variations of such words and similar expressions, and we refer you to the endnotes on page [x] and the Appendix to the presentation materials for reconciliations to the most directly comparable U.S. GAAP financial measures and related information. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control or cannot be reasonably predicted, and that would impact the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. These presentation materials and the appendix hereto are integrally related and are intended to be presented, considered and understood together. © © 2 20 02 21 1 W Wa alg lgr re ee en ns s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r res ese er rv ve ed d. . 2

Opening Remarks Roz Brewer Chief Executive Officer WBA

Walgreens Boots Alliance – 2021 Investor Day Opening Remarks Roz Brewer Our Purpose and Strategy John Standley Priorities Roz Brewer James Kehoe 4Q and Growth Model James Kehoe Closing Remarks Roz Brewer Q&A 4 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 5

no preconceived notions upon joining The past brought outside-in view 6 MONTHS of our assets have been a tremendous strengths… tremendous …great momentum and community relevance experience …but unclear strategy and disjointed culture © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 6

Strong foundation of assets to build on Presence in healthcare more relevant than ever Tremendous momentum and future potential © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 7

Validated the role of pharmacy in local communities Completed Administered Completed more than more than more than 40 million 16 million 23 million COVID-19 COVID-19 tests same day orders vaccines to to date to date 8 © 2021 Walgreens Boots Alliance, Inc. All rights reserved. date

Spent $500 million to build and sustain capabilities and capacity to deliver the vaccination and testing programs



© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 10

4Q21 U.S.: Created 6%+ retail differentiated comps omni-channel Personalization experiences 100%+ increase in digital sales to drive Engine digital and 85M+ physical traffic myWalgreens members 11 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Strengthened right to win within healthcare ecosystem Many assets to leverage… …and momentum as we more forward Reach in local communities (~9,000 U.S. locations) COVID-19 and underlying business Frequent touchpoints Partnerships and investments in payors with chronic customers and providers that will strengthen our healthcare position Pharmacist network and leading fulfillment capabilities Key talent to help us chart our path Brand credibility and trust as neutral party in health and wellness Payor relationships in specialty and traditional pharmacy © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 12

Developed strong customer relationships and understanding Support Seekers Efficiency Enthusiasts 5+ Chronic No Chronic Conditions Conditions Wellness Watchers Concerned Caregivers 1-4 Chronic Caring for Themselves Conditions and a Loved One 13 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

2022 will be a year of… CULTIVATING SHARPENING INVESTING our strengths our execution in our future 14 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Focus for today PURPOSE Our Strategic Ambitions VISION Long-term Growth FY21 Earnings / FY22 Guidance VALUES 15 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

We have an integrated healthcare, pharmacy, and retail strategy, enabling sustainable, profitable growth We are well on our way to our new healthcare vision and ambition Key We are putting the right capabilities, assets and takeaways operating model in place from today We are committed to enhanced communication and transparency Our revitalized strategy, and intensified executional focus, gives capacity to drive strong returns © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 16

Our Purpose More joyful lives OUR Why we exist— our enduring North Star. WHY through better health. Our Vision To be the leading partner in reimagining OUR Our tangible, company-wide aspiration WHAT for the near-term. local healthcare and wellbeing for all. Our Values OUR Our shared beliefs and principles Courageous Connected Committed Curious that guide our decisions and how we HOW will show up in our day-to-day work. 17 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

OUR OUR Our Vision WHAT 1 WHAT Working alongside, and in service of, customers and providers 2 Looking beyond the status quo 1 to create unexpected solutions To be the leading partner 3 Serving the specific needs of each neighborhood 2 3 4 in reimagining local Healthcare: Supplying an entry point to the broader healthcare system Health care: Tending those we serve 4 5 with a human touch that enables them to flourish healthcare and wellbeing 5 Addressing all dimensions 6 of physical, emotional and mental health for all. 6 Creating greater access for every person in every community 18 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

OUR STRATEGY: Advantaged growth in community healthcare, while transforming our core Transform and align the core OUR VISION: To be the Build our next growth engine with consumer-centric healthcare leading partner solutions in reimagining local healthcare and Focus the portfolio; optimize capital wellbeing for all allocation Build a high-performance culture and a winning team © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 19

Building the pharmacy of the Transform and Align the Core future to support and enable our healthcare strategy Transform and align the core Reimagining retail through expanded health and wellness offerings and mass Build our next growth engine personalization with consumer-centric healthcare solutions Accelerating our brands and digital offerings Focus the portfolio; optimize capital allocation Expanding Transformational Cost Management Program Build a high-performance culture and a winning team © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 20

Build Our Next Growth Engine Accelerating the path to become a leading provider of local Transform and align the core clinical care services Build our next growth engine Leveraging consumer centric with consumer-centric healthcare technology and our pharmacy solutions network to deliver and enable others to deliver value-based care Focus the portfolio; optimize capital allocation Strengthening partnerships with payors, providers, and patients Build a high-performance culture and a winning team © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 21

Focus the Portfolio; Optimize Capital Allocation Transform and align the core Build our next growth engine Refocusing the portfolio and with consumer-centric healthcare solutions equity investments to prioritize core assets and healthcare Focus the portfolio; ambitions optimize capital allocation Maintaining commitment to Build a high-performance culture return cash to our investors and a winning team © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 22

Build High-performance Culture and A Winning Team Transform and align the core Build our next growth engine with consumer-centric healthcare solutions Focus the portfolio; optimize capital allocation Redefining our culture to drive the transformation Build a high-performance culture and a winning team Attracting and retaining a best-in-class, diverse team © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 23

Transform and Align the Core Accelerating our core business John Standley President Walgreens

Empowering chronic customers on their wellness journey

U.S. market

6 in 10
Adults have a chronic condition

90%
of U.S. healthcare spend

At Walgreens

35M
Chronic customers

>80% of Walgreens revenue

Integrated, pharmacy-led, omni-channel retail health and wellbeing destination

~$1T

TAM

Expanded healthcare services (including clinical services, diagnostics)

~$1T

Supported by a customer-centric, clinically-enabled, omni-channel engagement platform

TAM = total addressable market

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

25

Building the pharmacy of the future to support and enable our healthcare strategy Be the 1 Low-Cost Provider Reinvent Micro Fulfillment 2 Omni-channel Experience Pharmacy Digital Clinical of the Engagement Outcomes Future Store Role Refresh Expand Accelerate 4 3 Care Model Growth 26 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Delivering world-class pharmacy operations Implementing automated central micro fulfillment capability • Freeing capacity to enable value-add healthcare activities • Reduced working capital • Improved cost-to-fill • National coverage by 2024 Expanded centralized services freeing up additional pharmacist capacity Modernizing core dispensing platform additional clinical © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 27

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 28

Expanding health system collaboration and comprehensive specialty capabilities 70 Health • 26% of health systems systems 175 Walgreens own specialty pharmacy pharmacies on- compared to 9% 87 Health in 2015 site at health systems systems • 75% of all specialty LDD prescriptions originate Access from health systems 211 health 2,900 system clinics at Clinician • Expanding clinical network performance Walgreens requirements 145 Locations © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 29

Growing beyond core pharmacy dispensing and expanding healthcare services Longer-term: Fundamental Short term: additional shift over vaccination and services through last 18 months testing hub healthcare strategy 30 © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. .

Expanding robust • Vaccinations • Flu, Pneumonia, Shingles, HPV, vaccination and TDAP, COVID-19 diagnostics offering • Diagnostic Testing • COVID-19 • Influenza A/B >40M COVID-19 vaccines administered • Chronic Care Management • Statins • HbA1c >16M COVID-19 • BMI, BP, Colon screening tests provided • Specialty Management • HIV/PrEP • HIV testing • Therapy monitoring © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 31 Pilot / Regional National

Building clinical pharmacy and healthcare services Pay for Performance ~$730B of total health spend is Disease Management attributed to modifiable risk and Care Gap Closures factors concentrated in several chronic conditions Collaborative Care Upwards of $290B in avoidable Practices healthcare costs from medication non-compliance © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 32

Reimagining retail Be the first choice for health and through health and wellness solutions wellness leadership • Fueled by integrated health, pharmacy and accelerated by mass retail personalization and digitalization at personalization every step in the journey • Empowering chronic customers in their health and well being journey through a trusted wellbeing offering supported by expert advice and patient-centric pharmacy • Providing convenience and competitive offers how and where our customers value it most © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 33

Integrating health, pharmacy and retail personalization across the customer journey Pharmacy, health Personalized and wellness rewards wellness journeys Omni- Owned channel brand Walgreens Advertising Group Financial Services © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 34

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 35

Growing new alternative profit businesses Pharmacy, health Personalized and wellness rewards wellness journeys Omni- Owned channel brand Walgreens Financial Advertising Group services © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 36

Accelerating our brands and digital offerings Range of products and services to meet needs Owned Brand $4.7B owned brand in FY22 Innovation 125+ new retail health products in FY22 Grow penetration to 22% by FY24 Integrated pharmacy and omni-channel experience Digital Tailored wellness journey by Offering chronic conditions Elevated brand trust and expertise 37 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Accelerating our omni-channel evolution 100%+ digital sales growth vs. last year in 4Q FY21 >23M same day orders Completed across curbside, drive-thru, delivery © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 38

Accelerating rigorous margin management program Data-driven category management to fund the journey and re-invest in customer value Rigorous management Enhancement of assortment and of value levers Fund Invest space allocation the in Journey Value Direct and indirect Accelerated owned cost improvement brand penetration 39 © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. .

Reimagining our customer experience Driving store refresh Modernizing with Optimize footprint and program to enhance technology to connect real estate expenses to experience and retail with pharmacy maximize access and increase traffic and physical with digital convenience Key messages/proof points 40 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Creating tangible $1B+ 22% $300M+ goals over Additional TCM Owned brands In alternative savings penetration profit income the next 3 years © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 41

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 42

Health and beauty website #1 in the UK Accelerating of total sales online for omni-channel Boots UK 20%+ transformation of Boots UK portfolio AOI growth over FY20 2x as business rebounds © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 43 *4Q Data; Online Participation was 20.7% in FY21 and 14.4% in 4Q

ONLINE DOC / Health Hub COVID-19 Testing Vaccines (100+ services) (3M+ delivered) (100+ locations) Transforming Boots UK healthcare through telehealth, testing, and vaccines © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 44

40%+ of beauty products in the UK purchased at Boots Strengthening our beauty 60+ new beauty brands introduced offering in stores and online Investing to enhance in-store experience with over 100 stores completed © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 45

Growing our beauty brands portfolio in … to become a $1B the U.S., UK, and Internationally… global business by FY23 Delivering $235M sales in the U.S.; largest growth market; +$200M over 3 years $450M in UK sales; accelerating direct-to- consumer offer Expanding our reach in China; Soap & Glory in market, adding No7 in FY23 © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 46

Transformational Cost Management Program James Kehoe Global Chief Financial Officer WBA

ü Transformational Cost Management (TCM) Program achieved $2.0B+ savings goal one year ahead of schedule through strong governance and focused execution Transformational ü Expanding TCM Program and raising savings Cost Management goal to $3.3B by FY24 Program • Higher savings from existing programs • Comprehensive funnel of new initiatives in place to drive incremental savings ü Implementation costs projected at $3.6B to $3.9B through FY24 © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 48

TCMP Success in Accelerating Savings

Raising the Bar



$1.0B+
$1.5B+
$1.8B+
$2.0B+
Original Goal Dec 2018
Target Raised Apr 2019
Target Raised Oct 2019
Target Raised Jul 2020

- Launched in FY19 with FY22 target of $1.0B+
- Target raised to $2.0B+ due to strong delivery
- TCMP savings offset inflation and volume impacts, and fuel growth initiatives

Goal Achieved - 1 Year Ahead of Schedule



$0.3B
$1.3B
$2.1B
FY19
FY20
FY21

- FY19 set targets and establish strong governance
- FY20 analysis, initiative execution and ZBB launch
- FY21 accelerating pace
- Improvement in adj. SG&A % Sales of ~190bps

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

49

Expanding TCM Program to Fund Future Growth TCM Savings Projection $3.3B • Savings target raised to $3.3B $2.1B • Comprehensive funnel of new initiatives $1.3B • Implementation costs expanded to $0.3B $3.6 to $3.9B through FY24 (compared to previous range of $2.1 to $2.3B) FY19 FY20 FY21 FY24F 1 © 2021 Walgreens Boots Alliance, Inc. All rights reserved. Excludes $508M retained earnings transition adjustment to decrease retained earnings due to the adoption of new lease accounting standard; booked in FY20 50

$3.3B savings target driven by deep funnel of cost initiatives Smart Spend Smart Org Divisional Zero Based Budgeting and Policies Global Services Expansion Centralized Rx Services Financial Services Products Smart Organization Next AllianceRx Restructure Global Leadership Model Banking Transformation SAP End-to-End Productivity GNFR Demand Management and Traditional Business Services – Finance, HR Real Estate Optimization Pricing Negotiations Functional Process and Automation Efficiencies Store Supplies and Facilities Pharmacy Operating Model End to End Support Center Realignment Retail Operating Model Agile Supply Chain Service Partnership Ongoing Business IT Business Services Cloud First Strategy Digitalization Enablement Strategy New Initiatives Ongoing Initiatives Legend: © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 51

Our Next Growth Engine The future of WBA as a healthcare company Roz Brewer Chief Executive Officer WBA

The pandemic affirmed 40M+ Walgreens as a trusted COVID-19 vaccines neighborhood health administered ~80k Pharmacists destination highlighting our and pharmacy technicians ability to help our customers across 9k locations manage their health 51% of retail pharmacy customers used 16M+ health and COVID-19 tests wellness services completed 240M+ Visits to Find Care during the pandemic © © © 2 2 20 0 02 2 21 1 1 W W Wa a alg lg lgr r re e ee en en ns s s B B Boot oot oots s s A A Allia llia llian n nce, ce, ce, I I In n nc. c. c. A A All r ll r ll rig ig igh h ht t ts s s r r res e es se e er r rv v ve e ed d d. . . 53

Healthcare is inherently local, and all communities should have equitable access to care People plus technology deliver better care Developing a Consumer-centric, omni-channel, whole person care, healthcare delivered with privacy and security by design business built upon a core set Payment models are moving towards value with a focus on cost and outcomes of principles Scale is critical. We are creating a sustainable, locally-focused, nationally scaled business, with a multi-asset strategy across care delivery and provider enablement © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 54

Introducing… To be the leading partner in reimagining local healthcare and wellbeing for all © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 55

Maximizing Walgreens Creating better outcomes for diverse assets to deliver… consumers and partners… Delightful consumer experience with omni- Consumer-centric approach, leveraging channel engagement Walgreens trusted consumer relationships Improving health outcomes and lowering Nationally scaled, locally delivered business, cost of care through a diversified, multi-asset strategy Health equity by addressing community- A platform that enables our local payor and wide social determinants of health provider partners © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 56

Consumer Value | Orchestrating the consumer journey across the care continuum Post-acute Store Pre-acute Primary Care / Digital Community Specialty Caregivers & Patients Wellness Clinic Home Omni-channel and Personalized Consumer Engagement Platform Engaging consumers | Care team enabled by technology | Integrating and aligning incentives © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 57

Partner Value | Bringing solutions to improve outcomes and costs for our payor and provider partners Clinical Outcomes Population Health Enabling Providers Delegated Risk Management Services and New (Primary Care and on Populations Pharmacy Models Specialists) Increasing impact on health outcomes and total cost of care © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 58

Strategic Investments | Announcing new strategic investments in CareCentrix and VillageMD Taking majority positions in Building upon our portfolio of Post-Acute and Primary Care assets across the care continuum Health Corner Primary Care Infusion therapies Complex and home care (home and outpatient) solutions Post Acute and Home Care Specialty partnership with providers © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 59

Transforming the post-acute care journey from hospital to home Delivering better health outcomes and enhanced patient experience while lowering costs and improving outcomes Scale Outcomes Lives under management Lower readmissions 19M 15-22% Lower emergency Spend under management ~$1.4B 11% department utilization Home Services National Lower total cost of care vs. ~8,000 20% Provider Network control group © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 60

Provides WBA with a best-in-class primary care delivery platform • VillageMD is a leading Primary care is a consumer-focused gateway to the healthcare company 1.6M+ healthcare system Patients 200+ • Superior health Clinics outcomes for patients 300k+ Over $1.4T in Value-Based Lives addressable • Serves all patient spend by 2025 populations • Integrates care model Continued shift to 600 à 1,000 of pharmacy and Co-Located value-based care Clinic Expansion primary care © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 61

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 62

Building and operationalizing our consumer-centric healthcare platform Health Corner DIGITAL ENGAGEMENT PHYSICAL ENGAGEMENT Empowering people to take control of their Taking the digital experience to the next level health by connecting the dots between their by offering in-person advice and expertise in daily health with access to the quality and a space within the member’s community affordable personal care that they need where they can actively address their health © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 63

Introducing Walgreens Health Corner – Digital channel CONSUMER and CAREGIVER APP HEALTH MARKETPLACE Increasing engagement Curated and personalized and improving access products and services, covered by insurance Members are supported with simple nudges, Enabling clinicians to friendly reminders, and select the right products tools to find providers at the point of care and resources Guidance, coaching, and chronic condition support at the Health Corner © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 64

Introducing Walgreens Health Corner – Physical channel Health Corners provide a differentiated space to deliver individualized clinical and non-clinical services PHYSICAL SPACE TECH BAR HEALTH ADVISOR Access to personalized, clinical Continuing education for Keeping the member expertise from licensed Health OTC medications, remote connected to their local Health Advisors patient monitoring devices, Corner, and building a trusted and chronic conditions and relationship life changes © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 65

Contracting with key payors across the industry

Clover

~60K Medicare lives

Operational access to lives

~40 Health Corners operational in market

100K Customer interactions in less than 6 months

800+ Clover members received services

~4,100 Care gap closure services performed

blue california

~1.8M Commercial Lives

Rapidly expanding access to lives

200+ Health Corners planned for California market - at scale

Scaling Walgreens Digital Health Corner and Health Marketplace

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

66

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences © © 2 20 02 21 1 W Wa alg lgr re een ens s B Boot oots s A Allia llian nce, ce, I In nc. c. A All r ll rig igh ht ts s r re es se er rv ve ed d. . 67

Measuring success of Walgreens Health Future Performance * Lives Partners Sites of Care Metrics 2022: 2022: Walgreens Health Corners: Consumer Experience 2M+ 5 payor/ 100+ by YE22 1,200+ in 5 years (Physical and provider 3,000 at scale Digital) 2025: 2025: VillageMD Co-located Clinics: Consumer Experience and 10M+ 10+ payor/ 160+ by YE22 600+ by YE25 Economics of which provider 1,000 by YE27 1M in risk Clinical Outcomes Cost of Care Commercialized Products © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 68 * Figures are not inclusive of VillageMD

Creating a differentiated physical and digital Introducing: Walgreens Health consumer-centric healthcare business ü 2 new strategic investments in care delivery ü Walgreens Digital and Physical Health Corners operationalized ü Key strategic contracts in place with 2 partners with 1.8M+ lives under contract ü Future growth will be through a balanced approach across organic and inorganic activities © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 69

Focus the Portfolio Connecting investments and capital to strategy James Kehoe Global Chief Financial Officer WBA

Refined Capital Allocation principles, with sharper focus ü on U.S. and healthcare Refocus Portfolio transformation started: Alliance Healthcare ü the portfolio divestiture for $6.5B proceeds and equity Optimize our portfolio of equity investments investments ü • Realign positions with strategy and synergy potential to prioritize core • Shields stake from 25% to 71%* assets and Acquisitions aligned with strategy, prioritizing healthcare healthcare ü * • Acquired 55% stake in CareCentrix ambitions * • Increased VillageMD stake to 63% *Subject to customary closing conditions © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 71

Capital allocation priorities sharpened to align with strategy • Healthy balance of organic investments and strategic M&A Capital • Dividends increase over time allocation • Return excess cash to shareholders (investment grade rating) priorities • Optimize portfolio of equity investments • Investments aligned with strategy, prioritizing healthcare M&A • Focus on accelerating growth and enhancing capabilities / talent Criteria • Disciplined financial approach – seeking attractive long-term returns • Committed to investment grade Leverage • May temporarily flex upward for strategic acquisitions • Significant financial flexibility to enable strategic investments © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 72

Comprehensive plan to unlock value from equity investments; announced CareCentrix and VillageMD strategy Priorities Recent Portfolio Actions • Streamline equity investments • Alliance Healthcare divested $6.5Bn to align with growth strategy and • iA: core pharmacy operating model synergy potential • 71% of Shields: specialty pharmacy • Build an advantaged healthcare position: prioritize investments in • 55% of CareCentrix: post-acute and care delivery and population home care delivery health • $5.2B investment in VillageMD: • Select acquisitions to enhance value-based care core U.S. business © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 73

Deployed capital of $5.5B to take majority positions in attractive care delivery assets

VillageMD

- $5.2B investment to raise stake to 63%
- Leading value-based primary care provider with 230 clinics in 15 markets and growing fast
- 1,000 VillageMD @ Walgreens commitment (increased from 600)
- FY22 Revenue $1.3-1.5B, adj. EPS dilution of $0.08-0.15
- Expect IPO to proceed later in CY22, with WBA remaining majority shareholder

CareCentrix

- ~$330M investment for a 55% initial stake; $800M enterprise value
- Strong positions in post-acute and home care, providing care coordination and benefits management
- FY22 Revenue $1.2-1.4B (est. closing in late CY21), EPS dilution of less than $0.01
- 100% ownership expected in 1H CY23 following option exercise (12x LTM EBITDA)

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
74

1 Attractive portfolio of investments with ~$21B valuation; streamlining positions to maximize returns U.S. Healthcare Investments: $19.3 - $20.5B Other Investments: $1.3 - $1.5B (1) Estimated valuation based on: (A) publicly traded companies valued based on market price as of 10/4 and (B) and privately held companies based 75 on (ii) balance sheet carrying value, (iii) public comps or (iv) latest financing rounds. Book values in our financial statements may differ. © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Culture and Team Enabling through a high-performing culture Roz Brewer Chief Executive Officer WBA

OUR HOW Clarifying our core values to enable the transformation Courageous Connected Committed Curious © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 77

DANIELLE GRAY HOLLY MAY Chief Legal Officer, Chief Human Resources WBA Officer, WBA Prior Experience: Prior Experience: BC NC, White House Starbucks, Abercrombie Hiring ANITA ALLEMAND best-in-class Chief Transformation and Integration Officer, WBA Prior Experience: talent to Optum, CVS Health accelerate TRACEY BROWN JEFF GRUENER our growth Chief Customer Chief Financial Officer, Officer, Walgreens Walgreens Prior Experience: Prior Experience: ADA, Sam’s Club Walmart, EY © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 78

FY21 / 4Q Earnings James Kehoe Global Chief Financial Officer WBA

FY21 and 4Q financial highlights • Strong finish to the year, exceeded expectations • 4Q continuing operations adj. EPS $1.17, +28.1% above prior year in constant Fx • FY21 continuing operations adj. EPS $4.91, +13.7% above prior year in constant Fx • Includes 34.6 million doses of COVID-19 vaccines administered in the U.S. • Strong cash generation and balance sheet de-levered • FY21 operating cash flow $5.6bn and free cash flow $4.2bn • Deleveraged balance sheet by $6.5bn vs. last year © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 80

FY21 and 4Q financial highlights • 4Q results reflected strong execution across the board • U.S. comparable scripts +8.8%, boosted by COVID-19 vaccines +485bps; 21% share of 4Q vaccinations • U.S. retail comp sales growth +6.2%, +7.2% excl. tobacco and e-cig • UK recovery on track and regaining market share • Higher gross margins in U.S. pharmacy, U.S. retail and UK • Transformational Cost Management Program delivered cumulative annual cost savings of over $2bn, one year ahead of plan © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 81

Continuing adjusted EPS grew +28.1% in 4Q; +13.7% in FY21 B/(W) vs. 4Q20 B/(W) vs. FY20 Results 4Q21 FY21 $ in millions (except EPS) Reported Fx Constant Fx Reported Fx Constant Fx Sales (continuing) $34,262 + 12.8% + 11.8% $132,509 + 8.6% + 7.5% Operating income (continuing) GAAP $910 + 49.7% $2,342 + 138.4% Adjusted $1,236 + 22.9% + 22.1% $5,117 + 8.2% + 7.7% EPS (total) GAAP $0.72 + 68.0% $2.93 + $2.42 Adjusted $1.17 + 14.9% + 13.6% $5.31 + 11.9% + 11.0% EPS (continuing) GAAP $0.41 + 6.4% $2.30 + $2.10 Adjusted $1.17 + 29.5% + 28.1% $4.91 + 14.6% + 13.7% © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 82

Adjusted 4Q21 AOI growth of 22% led by strong adjusted gross profit growth in both segments 4Q21 FY21 Results $ in millions WBA U.S. Intl WBA U.S. Intl Sales (continuing) $34,262 $28,755 $5,507 $132,509 $112,005 $20,505 % B/(W) vs. prior year + 11.8% + 6.6% + 52.6% + 7.5% + 4.0% + 34.1% Adjusted gross profit $7,436 $6,234 $1,198 $28,089 $23,759 $4,327 % B/(W) vs. prior year + 16.2% + 13.7% + 32.7% + 5.7% + 5.5% + 7.3% Adjusted operating income $1,236 $1,230 $140 $5,117 $5,019 $466 % B/(W) vs. prior year + 22.1% + 16.4% + $129 + 7.7% + 5.4% + $281 KPIs Comp scripts + 8.8% + 5.0% Comp retail sales + 6.2% + 15.1% + 1.2% + 2.0% *All comparisons vs. prior year in constant Fx © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 83

Long-Term Growth

Long-term EPS growth algorithm in the low teens, driven by advantaged healthcare business and moderate core growth

- ✓ Long Term Growth Algorithm highly influenced by pace of healthcare investments and capital allocation (organic vs inorganic)
  - 3 reporting segments in FY22: U.S., International, Walgreens Health
- ✓ First 3-years EPS growth ~4%, due to FY22 investments, lower vaccines
  - Accelerating growth: FY22: flat, FY23: MSD, FY24: M-HSD
- ✓ Long-term growth model (beyond FY24) with EPS growth in low teens
  - Faster growing higher margin healthcare business hits scale

Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies;
Long-term refers to time period beyond FY24, based on analysis going out 10 years to FY30

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

85

Long-term growth – Corporate Assumptions Tax rate trending higher (mix, higher rate U.S. income); FY22 16%, ü Rising FY23 18.5%, FY24 20%, +50bps per annum thereafter Tax Rate Implications of current legislative proposals not considered ü Limited Share Not a priority in the short-term, focus on credit metrics ü Repurchases in Capital return is an important part of long-term growth algorithm Short-term ü TCM Program savings: $2.1B FY19-FY21, $1.2B FY22-FY24 Corporate / ü Other Corporate costs flat to slightly growing ü 86 Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Long-term growth – International Segment Assumptions

Strong AOI growth over next 3 years

- ✓ AOI growth of >50% in FY22, with sales up +8-10%
  - Led by Boots UK strength, with AOI growing +55-60%
- ✓ International 3-yr AOI CAGR +25-30%: sales CAGR of +4-5%
  - Led by Boots UK 3-year AOI CAGR of >25%

MSD long-term AOI growth

- ✓ Sales +3-4%, growing in line with market
- ✓ Mid-single digit AOI growth
  - Boots UK gross margin growing slightly, reflecting favorable mix
  - SG&A growth below inflation, cost savings continue

Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

87

Long-term growth – U.S. Segment Assumptions

Headwinds

- ✓ Vaccinations FY21: 34.6M, FY22: ~25M
- ✓ Minimum Wage (gross impact): $(450)M over three years
- ✓ AllianceRx (ARxWP): Sales $(8)B, AOI $(100)M in FY22

Tailwinds

- ✓ Retail momentum exiting FY21, ROI on omni-investments
- ✓ New business: Financial services, Media, Testing and diagnostics

Long-term growth model with moderate AOI growth

- ✓ FY22 sales (8)% (ARxWP, vaccines), long-term assumption +3.5-4.0%
- ✓ Long-term algorithm assumes AOI growth of ~+3%; FY22 AOI is flat/down due to lower vaccines, ARxWP
  - Gross margin declining slightly (retail up, pharmacy down, new businesses accretive)
  - SG&A growth below inflation (cost optimization)

Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

88

Long-term growth – Walgreens Health Segment Assumptions

✓ Sizeable sales potential:

- Walgreens Health organic sales potential of at least $3.5B
- M&A sales outlook (CCX, VMD, Shields): FY22 ~$3B, FY25 $9-10B

✓ Attractive margin profile, above base WBA business

✓ EPS impact is material to WBA, contributing around 7%p to long-term growth

- Organic: FY22 $(210-230)M AOI, FY23 $(300-320)M, FY24 $(160-180)M
- Healthcare M&A: dilutive FY22, accretive thereafter

Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

89

Long-term algorithm shows EPS growth accelerating to low teens, as healthcare segment scales up and margins build Next LT-growth 3-years algorithm (FY25+) 4.5% 2.5-3% Base Healthcare 0.5% 6.5-7.5% (1)% (1)% Tax rate Share repurchases -% 3.0-3.5% EPS growth % (constant Fx) ~4% 11-13% 90 Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

FY22 Guidance

Base growth of 4% includes over 8%p of headwinds, primarily from vaccines (4%p) and growth investments (3%p) FY22 EPS GROWTH DRIVERS OF BASE GROWTH: +4% Base +4% Vaccines and testing (4) Healthcare Organic (3)% Higher investments (3) Healthcare M&A (1)% Minimum wage (1) ABC equity earnings 4 International growth 5 Adjusted EPS: flat All other (TCMP, U.S. base, etc.) 3 Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 92

Organic healthcare investment of $(210)-$(230)M in FY22, reduces EPS growth by 3%p FY22 EPS GROWTH WALGREENS HEALTH ORGANIC FY22: Base +4% Healthcare Organic (3)% AOI ($ M) $ (210)-(230) Healthcare M&A (1)% EPS $ (0.18) – (0.21) Adjusted EPS: flat Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 93

Healthcare M&A will be ($0.05) to ($0.10) cents dilutive in FY22 FY22 EPS GROWTH HEALTHCARE M&A FY22: Base +4% Healthcare Organic (3)% Healthcare M&A (1)% Sales ($ B) $ 3.0-3.2 EPS $ (0.05) - $(0.10) Adjusted EPS: flat Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 94

Expecting strong start – 1H EPS growth +15-18%; full year base growth tempered by investments / lapping vaccines FY22 EPS GROWTH 1H: +15-18% Base +4% Lapping weak FY21 C/C/Flu Healthcare Organic (3)% Higher vaccines 1H22 Healthcare M&A (1)% 2H: (14)-(17)% Tough prior year comps (vaccinations) Adjusted EPS: flat Healthcare investments Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 95

Long-term algorithm shows EPS growth accelerating to low teens, as healthcare segment scales up and margins build Next LT-growth 3-years algorithm (FY25+) 4.5% 2.5-3% Base Healthcare 0.5% 6.5-7.5% (1)% (1)% Tax rate Share repurchases -% 3.0-3.5% EPS growth % (constant Fx) ~4% 11-13% 96 Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Closing Comments and Future Outlook Roz Brewer Chief Executive Officer WBA

Future growth to be driven by our advantaged healthcare position

- ✓ Model shows accelerating EPS growth as WBA pivots deeper into healthcare and creates an innovative and advantaged business model
- ✓ EPS growth at ~4% CAGR first 3-years, held back by FY22 investments, lower vaccines
- ✓ Long-term growth model (beyond FY24) with EPS growth in low teens
- ✓ Creating a differentiated consumer centric healthcare business unlocks material long-term revenue and EPS growth

Note: All references to EPS or EPS growth refer to Adjusted Continuing EPS at constant currencies

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.

98

We have an integrated healthcare, pharmacy, and retail strategy, 1 enabling sustainable, profitable growth We are well on our way to our new healthcare vision and ambition 2 We are putting the right capabilities, assets, and operating model in 3 place We are committed to enhanced communication and transparency 4 Our revitalized strategy, and intensified executional focus, have the 5 capacity to drive strong returns 99 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Q&A 100 © 2021 Walgreens Boots Alliance, Inc. All rights reserved.

Hyper Customer Improving localized centric outcomes Scale and Reimagining momentum Healthcare Transformational partnerships for the next era Investor Day 2021 Lowering cost of care Rx at Delightful the center customer experiences 10 © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 1

Endnotes ◦ Unless otherwise noted, all prior year numbers have been recast for continuing operations. Refer to WBA's Current Report on Form 8-K filed on March 31, 2021. ◦ Please see appendix for reconciliations of non-GAAP financial measures and related disclosures • The company presents certain information related to current period operating results in “constant currency,” which is a non-GAAP financial measure. These amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The company presents such constant currency financial information because it has significant operations outside of the United States reporting in currencies other than the U.S. dollar and this presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations. • United States segment GAAP results, dollars in millions – 4Q21: gross profit $6,302; operating income $1,011; and operating margin 3.3%. YTD21: gross profit $23,736; operating income $2,554; • International segment GAAP results on a reported currency basis, dollars in millions – 4Q21: gross profit $1,198; operating income $46; In 4Q21 compared to prior year quarter, on a reported currency basis, the segment's sales increased 61.8%; operating income recovered $176 million; FY21: gross profit $4,328; operating income $227; In FY21 compared to prior year period, on a reported currency basis, the segment's sales increased 43.6%; operating income recovered $2.3 billion; • Adjusted gross margin is a non-GAAP financial measure defined as adjusted gross profit by business unit divided by sales by business unit. Adjusted gross profit is a non-GAAP financial measure defined as gross profit by business unit, excluding the impact of costs associated with Store damage and inventory losses, Transformational cost management, LIFO provision, Store optimization and Acquisition- related amortization. The company is providing comparative data relating to these non-GAAP financial measures to provide investors with additional perspective and insights when analyzing the core operating performance of the business units from period to period. ◦ All references to earnings per share (EPS) are to diluted net earnings per share attributable to Walgreens Boots Alliance, Inc. ◦ For our United States and International segment, comparable sales are defined as sales from stores that have been open for at least twelve consecutive months without closure for seven or more consecutive days, including due to looting or store damage, and without a major remodel or being subject to a natural disaster in the past twelve months as well as e-commerce sales. E-commerce sales include digitally initiated sales online or through mobile applications. Relocated stores are not included as comparable sales for the first twelve months after the relocation. Acquired stores are not included as comparable sales for the first twelve months after acquisition or conversion, when applicable, whichever is later. Comparable sales, comparable pharmacy sales, comparable retail sales, comparable number of prescriptions and comparable number of 30-day equivalent prescriptions refer to total sales, pharmacy sales, retail sales, number of prescriptions and number of 30-day equivalent prescriptions, respectively. Comparable retail sales for previous periods have been restated to include e-commerce sales. The method of calculating comparable sales varies across the retail industry. As a result, our method of calculating comparable sales may not be the same as other retailers’ methods. With respect to the International division, comparable sales, comparable pharmacy sales and comparable retail sales, are presented on a constant currency basis, which is a non-GAAP financial measure. Refer to the discussion above for further details on constant currency calculations. ◦ United States Pharmacy prescriptions (including vaccinations) are reported on a 30-day equivalent basis. ◦ Prescription market share information is an estimate derived from the use of information under license from the following IQVIA information service: IQVIA Prescription Services as of August 31, 2021 and includes prescriptions filled at stores acquired from Rite Aid from and after the cutover date. IQVIA expressly reserves all rights, including rights of copying, distribution and republication. ◦ Boots UK retail market share insights, where quoted, as of September 4, 2021. © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 101

Appendix The information on the following pages provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this presentation and discussed on the related conference call to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided the non-GAAP financial measures in the presentation, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Please refer to the notes to the “Net Earnings and Diluted Net Earnings (Loss) Per Share” reconciliation table for definitions of non-GAAP financial measures and related adjustments presented in this presentation. These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the company’s business from period to period and trends in the company’s historical operating results. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the presentation. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information related to fiscal year 2022 guidance) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control or cannot be reasonably predicted, and that would impact the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. The company considers certain metrics, including all comparable metrics, number of prescriptions, number of 30-day equivalent prescriptions and number of locations at period end, to be key performance indicators because the company's management has evaluated its results of operations using these metrics and believes that these key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of the company from period to period and trends in its historical operating results. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies. Amounts may not add due to rounding. All percentages have been calculated using unrounded amounts for the three and twelve months ended August 31, 2021. Certain assumptions and supplemental information Unless otherwise indicated or the context otherwise requires: ◦ This presentation assumes constant currency exchange rates after the date hereof based on current rates; and ◦ All financial estimates and goals assume constant currency exchange rates after the date hereof based on current rates and no major mergers, acquisitions, divestitures or strategic transactions. References in this presentation to the “company,” “we,” “us” or “our” refer to Walgreens Boots Alliance, Inc. and its subsidiaries, and do not include unconsolidated partially-owned entities, except as otherwise indicated or the context otherwise requires. Our fiscal year ends on August 31, and references herein to “fiscal 2021” refer to our fiscal year ended August 31, 2021. © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 102

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

NET EARNINGS	Three months ended August 31, 2021	Three months ended August 31, 2020	Change vs. 4Q20 Amount	Change vs. 4Q20 Percent	Twelve months ended August 31, 2021	Twelve months ended August 31, 2020	Change vs. FY20 Amount	Change vs. FY20 Percent
Net Earnings From Continuing Operations (GAAP)	$ 358	$ 337	$ 21	6.2 %	$ 1,994	$ 180	$ 1,814	NM
Adjustments to operating income (loss):								
Adjustments to equity earnings in AmerisourceBergen [1]	70	49			1,645	97		
Acquisition-related amortization [2]	156	94			523	384		
Transformational cost management [3]	79	212			417	719		
Certain legal and regulatory accruals and settlements [4]	15	—			75	—		
Acquisition-related costs [5]	29	24			54	315		
Impairment of goodwill and intangible assets [6]	49	15			49	2,016		
LIFO provision [7]	(73)	6			13	95		
Store damage and inventory losses [8]	—	(7)			—	68		
Store optimization [3]	—	5			—	53		
Total adjustments to operating income	325	398			2,775	3,747		
Adjustments to other income (expense):								
Net investment hedging (gain) loss [9]	2	(4)			8	(11)		
Impairment of equity method investment	—	—			—	71		
Gain on sale of equity method investment [10]	—	—			(290)	(1)		
Total adjustments to other income	3	(4)			(281)	59		
Adjustments to interest expense (income), net:								
Early debt extinguishment [11]	(5)	—			414	—		
Total adjustments to interest expense (income), net	(5)	—			414	—		

NM- Not meaningful. Percentage increases/decreases when one period includes income and other period includes loss are considered not meaningful.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
103

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

NET EARNINGS	Three months ended August 31,		Change vs. 4Q20		Twelve months ended August 31,		Change vs. FY20	
	2021	2020	Amount	Percent	2021	2020	Amount	Percent
Adjustments to income tax provision:								
UK tax rate changes [12]	378	139			378	139		
U.S. tax law changes [12]	—	—			—	(6)		
Equity method non-cash tax [12]	8	8			(161)	60		
Tax impact of adjustments [12]	(38)	(84)			(283)	(433)		
Total adjustments to income tax provision	348	64			(65)	(240)		
Adjustments to post tax equity earnings from other equity method investments:								
Adjustments to equity earnings in other equity method investments [13]	17	8			(504)	54		
Total adjustments to post tax equity earnings from other equity method investments	17	8			(504)	54		
Adjustments to net (loss) attributable to noncontrolling interests:								
Acquisition-related amortization [2]	(30)	(4)			(75)	(4)		
Transformational cost management [3]	(2)	(10)			1	(10)		
Impairment of goodwill and intangible assets [6]	—	—			—	(14)		
LIFO provision [7]	5	(1)			(2)	(1)		
Total adjustments to net (loss) attributable to noncontrolling interests	(27)	(15)			(77)	(29)		
Adjusted net earnings attributable to Continuing Operations (Non-GAAP measure)	$ 1,019	$ 786	$ 233	29.6 %	$ 4,256	$ 3,772	$ 484	12.8 %

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
104

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

NET EARNINGS	Three months ended August 31,		Change vs. 4Q20		Twelve months ended August 31,		Change vs. FY20	
	2021	2020	Amount	Percent	2021	2020	Amount	Percent
Net earnings attributable to Walgreens Boots Alliance, Inc. – discontinued operations (GAAP)	$ 268	$ 36	$ 232	NM	$ 548	$ 277	$ 271	97.8 %
Acquisition-related amortization [2]	—	19			28	76		
Transformational cost management [3]	—	58			1	73		
Acquisition-related costs [5]	44	1			92	1		
Gain on disposal of discontinued operations	(322)	—			(322)	—		
Tax impact of adjustments [12]	10	(14)			(6)	(25)		
Total adjustments to net earnings attributable to Walgreens Boots Alliance, Inc. – discontinued operations	$ (268)	$ 64			$ (206)	$ 126		
Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. – discontinued operations (Non-GAAP measure)	$ —	$ 100	$ (100)	(100.0)%	$ 342	$ 403	$ (61)	(15.1)%
Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. - (Non-GAAP measure)	$ 1,019	$ 887	$ 132	14.9 %	$ 4,598	$ 4,175	$ 423	10.1 %

NM- Not meaningful. Percentage increases/decreases when one period includes income and other period includes loss are considered not meaningful.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
105

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

DILUTED NET EARNINGS (LOSS) PER SHARE	Three months ended August 31, 2021	Three months ended August 31, 2020	Change vs. 4Q20 Amount	Change vs. 4Q20 Percent	Twelve months ended August 31, 2021	Twelve months ended August 31, 2020	Change vs. FY20 Amount	Change vs. FY20 Percent
Diluted net earnings per common share - continuing operations (GAAP)	$ 0.41	$ 0.39	$ 0.02	5.1 %	$ 2.30	$ 0.20	$ 2.10	NM
Adjustments to operating income	0.38	0.46			3.20	4.26		
Adjustments to other income (expense)	—	—			(0.32)	0.07		
Adjustments to interest expense (income), net	(0.01)	—			0.48	—		
Adjustments to income tax provision (benefit)	0.40	0.07			(0.08)	(0.27)		
Adjustments to earnings from other equity method investments [13]	0.02	0.01			(0.58)	0.06		
Adjustments to net earnings (loss) attributable to noncontrolling interests	(0.03)	(0.02)			(0.09)	(0.03)		
Adjusted diluted net earnings per common share - continuing operations (Non-GAAP measure)	$ 1.17	$ 0.91	$ 0.26	28.6 %	$ 4.91	$ 4.28	$ 0.63	14.7 %
Diluted net earnings per common share - discontinued operations (GAAP)	0.31	0.04	$ 0.27	NM	0.63	0.31	$ 0.32	NM
Total adjustments to net earnings attributable to Walgreens Boots Alliance, Inc. – discontinued operations	(0.31)	0.07			(0.24)	0.14		
Adjusted diluted net earnings per common share - discontinued operations (Non-GAAP measure)	—	0.12	$ (0.12)	(100.0)%	$ 0.39	$ 0.46	$ (0.07)	(15.2)%
Adjusted diluted net earnings per common share (Non-GAAP measure)	$ 1.17	$ 1.02	$ 0.15	14.7 %	$ 4.74	$ 5.99	$ 0.57	12.0 %
Weighted average common shares outstanding, diluted (in millions)	867.2	867.1			866.4	880.3		

NM- Not meaningful. Percentage increases/decreases when one period includes income and other period includes loss are considered not meaningful.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
106

Reconciliation of Non-GAAP financial measures Walgreens Boots Alliance, Inc. and Subsidiaries Supplemental Information (unaudited) (in millions) 1 Adjustments to equity earnings (loss) in AmerisourceBergen consist of the Company’s proportionate share of non-GAAP adjustments reported by AmerisourceBergen consistent with the Company’s non-GAAP measures. The Company recognized equity losses in AmerisourceBergen of $1,373 million during the three months ended November 30, 2020. These equity losses are primarily due to AmerisourceBergen's recognition of $5.6 billion, net of tax, charges related to its ongoing opioid litigation in its financial statements for the three months period ended September 30, 2020. 2 Acquisition-related amortization includes amortization of acquisition-related intangible assets and inventory valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangibles assets such as customer relationships, trade names, trademarks and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. These charges are primarily recorded within selling, general and administrative expenses. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of the inventory reflects cost of acquired inventory and a portion of the expected profit margin. The acquisition-related inventory valuation adjustments exclude the expected profit margin component from cost of sales recorded under the business combination accounting principles. 3 Transformational Cost Management Program and Store Optimization Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded within selling, general and administrative expenses. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity. 4 Certain legal and regulatory accruals and settlements relate to significant charges associated with certain legal proceedings. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within selling, general and administrative expenses. 5 Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities. These costs include all charges incurred on certain mergers, acquisition and divestitures related activities, for example, including costs related to integration efforts for successful merger, acquisition and divestitures activities. These charges are primarily recorded within selling, general and administrative expenses. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance. 6 Goodwill and intangible assets arising from acquisition related activities are recorded by the Company following the analysis to determine the fair value of consideration paid and the assignment of fair values to all tangible and intangible assets acquired. Impairment of goodwill and intangible assets do not relate to the ordinary course of the Company’s business. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within selling, general and administrative expenses. 7 The Company’s United States segment inventory is accounted for using the last-in-first-out (“LIFO”) method. This adjustment represents the impact on cost of sales as if the United States segment inventory is accounted for using first-in first-out (“FIFO”) method. The LIFO provision is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences. Therefore, the Company cannot control the amounts recognized or timing of these items. 8 Store damage and inventory losses as a result of looting in the U.S., net of insurance recoveries. 9 Gain or loss on certain derivative instruments used as economic hedges of the Company’s net investments in foreign subsidiaries. These charges are recorded within other income (expense). We do not believe this volatility related to mark-to-market adjustment on the underlying derivative instruments reflects the Company’s operational performance. 10 Includes significant gain on sale of equity method investment. During the fiscal year ended August 31, 2021, the Company recorded a gain of $290 million in Other income due to a partial sale of ownership interests in Option Care Health by the Company's equity method investee HC Group Holdings. 11 Loss on early extinguishment of debt related to the Company's cash tender offers to partially purchase and retire $3.3 billion of long term U.S. denominated notes. The Company excludes these charges to enable a more consistent evaluation of the Company's financial performance. 12 Adjustments to income tax provision include adjustments to the GAAP basis tax provision commensurate with non-GAAP adjustments and certain discrete tax items including tax law changes and equity method non-cash tax. These charges are recorded within income tax provision (benefit). 13 Adjustments to post tax equity earnings from other equity method investments consist of the proportionate share of certain equity method investees’ non-cash items or unusual or infrequent items consistent with the Company’s non-GAAP adjustments. These charges are recorded within post tax earnings (loss) from other equity method investments. Although the Company may have shareholder rights and board representation commensurate with its ownership interests in these equity method investees, adjustments relating to equity method investments are not intended to imply that the Company has direct control over their operations and resulting revenue and expenses. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all revenue and expenses of these equity method investees. In the three months ended May 31, 2021 due to partial sales of ownership interests in Option Care Health, our equity method investee HC Group Holdings lost the ability to control Option Care Health and, therefore, deconsolidated Option Care Health in its financial statements. As a result of this deconsolidation, HC Group Holdings recognized a gain of $1.2 billion and the Company recorded its share of equity earnings in HC Group Holdings of $576 million during the three months ended May 31, 2021. © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 107

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

	Three months ended August 31, 2021			
	United States[1]	International	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$ 28,755	$ 5,507	$ —	$ 34,262
Gross profit (GAAP)	**$ 6,302**	**$ 1,198**	**$ 3**	**$ 7,503**
Acquisition-related amortization	5	—	—	5
Transformational cost management	—	—	—	—
LIFO provision	(73)	—	—	(73)
Adjusted gross profit (Non-GAAP measure)	**$ 6,234**	**$ 1,198**	**$ 3**	**$ 7,436**
Operating income (loss) (GAAP)	**$ 1,011**	**$ 46**	**$ (147)**	**$ 910**
Adjustments to equity earnings (loss) in AmerisourceBergen	70	—	—	70
Acquisition-related amortization	137	18	—	156
Transformational cost management	66	11	2	79
Certain legal and regulatory accruals and settlements	15	—	—	15
Acquisition-related costs	4	16	9	29
Impairment of goodwill and intangible assets	—	49	—	49
LIFO provision	(73)	—	—	(73)
Adjusted operating income (loss) (Non-GAAP measure)	**$ 1,230**	**$ 140**	**$ (135)**	**$ 1,236**
Gross margin (GAAP)	21.9 %	21.8 %		21.9 %
Adjusted gross margin (Non-GAAP measure)	21.7 %	21.8 %		21.7 %

1 Operating income (loss) for United States includes equity earnings (loss) in AmerisourceBergen. As a result of the two month reporting lag, operating income (loss) for the three and twelve month period ended August 31, 2021 includes AmerisourceBergen equity earnings (loss) for the period of April 1, 2021 through June 30, 2021 and the period of July 1, 2020 through June 30, 2021, respectively. Operating income (loss) for the three and twelve month period ended August 31, 2020 includes AmerisourceBergen equity earnings for the period of April 1, 2020 through June 30, 2020, and the period of July 1, 2019 through June 30, 2020, respectively.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
108

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

	Three months ended August 31, 2020			
	United States[1]	International	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$ 26,967	$ 3,403	$ —	$ 30,371
Gross profit (GAAP)	$ 5,486	$ 838	$ —	$ 6,324
Transformational cost management	(1)	(1)	—	(2)
LIFO provision	6	—	—	6
Store damages and inventory losses	(6)	—	—	(6)
Adjusted gross profit (Non-GAAP measure)	$ 5,485	$ 837	$ —	$ 6,322
Operating income (GAAP)	$ 807	$ (130)	$ (69)	$ 608
Adjustments to equity earnings (loss) in AmerisourceBergen	49	—	—	49
Acquisition-related amortization	77	17	—	94
Transformational cost management	108	95	9	211
Acquisition-related costs	12	4	8	24
Impairment of goodwill and intangible assets	—	15	—	15
LIFO provision	6	—	—	6
Store optimization	5	—	—	5
Store damages and inventory losses	(7)	—	—	(7)
Adjusted operating income (Non-GAAP measure)	$ 1,057	$ 2	$ (52)	$ 1,006
Gross margin (GAAP)	20.3 %	24.6 %		20.8 %
Adjusted gross margin (Non-GAAP measure)	20.3 %	24.6 %		20.8 %

1 Operating income (loss) for United States includes equity earnings (loss) in AmerisourceBergen. As a result of the two month reporting lag, operating income (loss) for the three and twelve month period ended August 31, 2021 includes AmerisourceBergen equity earnings (loss) for the period of April 1, 2021 through June 30, 2021 and the period of July 1, 2020 through June 30, 2021, respectively. Operating income (loss) for the three and twelve month period ended August 31, 2020 includes AmerisourceBergen equity earnings for the period of April 1, 2020 through June 30, 2020, and the period of July 1, 2019 through June 30, 2020, respectively.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
109

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

	Twelve months ended August 31, 2021			
	United States[1]	International	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$ 112,005	$ 20,505	$ —	$ 132,509
Gross profit (GAAP)	$ 23,736	$ 4,328	$ 4	$ 28,067
Transformational cost management	—	(2)	—	(1)
Acquisition-related amortization	11	—	—	11
LIFO provision	13	—	—	13
Adjusted gross profit (Non-GAAP measure)	**$ 23,759**	**$ 4,327**	**$ 4**	**$ 28,089**
Operating income (loss) (GAAP)	**$ 2,554**	**$ 227**	**$ (439)**	**$ 2,342**
Adjustments to equity earnings (loss) in AmerisourceBergen	1,645	—	—	1,645
Acquisition-related amortization	448	75	—	523
Transformational cost management	279	91	46	417
Certain legal and regulatory accruals and settlements	75	—	—	75
Acquisition-related costs	6	24	24	54
Impairment of goodwill and intangible assets	—	49	—	49
LIFO provision	13	—	—	13
Adjusted operating income (Non-GAAP measure)	**$ 5,019**	**$ 466**	**$ (368)**	**$ 5,117**
Gross margin (GAAP)	21.2 %	21.1 %		21.2 %
Adjusted gross margin (Non-GAAP measure)	21.2 %	21.1 %		21.2 %

1 Operating income (loss) for United States includes equity earnings (loss) in AmerisourceBergen. As a result of the two month reporting lag, operating income (loss) for the three and twelve month period ended August 31, 2021 includes AmerisourceBergen equity earnings (loss) for the period of April 1, 2021 through June 30, 2021 and the period of July 1, 2020 through June 30, 2021, respectively. Operating income (loss) for the three and twelve month period ended August 31, 2020 includes AmerisourceBergen equity earnings for the period of April 1, 2020 through June 30, 2020, and the period of July 1, 2019 through June 30, 2020, respectively.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
110

Reconciliation of Non-GAAP financial measures

Walgreens Boots Alliance, Inc. and Subsidiaries
Supplemental Information (unaudited)
(in millions)

	Twelve months ended August 31, 2020			
	United States[1]	International	Corporate and Other	Walgreens Boots Alliance, Inc.
Sales	$ 107,701	$ 14,281	$ —	$ 121,982
Gross profit (GAAP)	**$ 22,302**	**$ 3,774**	**$ 2**	**$ 26,078**
Transformational cost management	3	2	—	5
Acquisition-related costs	67	—	—	67
LIFO provision	95	—	—	95
Store damage and inventory losses	54	—	—	54
Store optimization	1	—	—	1
Adjusted gross profit (Non-GAAP measure)	**$ 22,523**	**$ 3,776**	**$ 2**	**$ 26,301**
Operating income (loss) (GAAP)	**$ 3,312**	**$ (2,090)**	**$ (239)**	**$ 982**
Adjustments to equity earnings (loss) in AmerisourceBergen	97	—	—	97
Acquisition-related amortization	309	75	—	384
Transformational cost management	498	182	40	719
Acquisition-related costs	296	6	12	315
Impairment of goodwill and intangible assets	32	1,984	—	2,016
LIFO provision	95	—	—	95
Store damage and inventory losses	68	—	—	68
Store optimization	53	—	—	53
Adjusted operating income (Non-GAAP measure)	**$ 4,761**	**$ 157**	**$ (187)**	**$ 4,730**
Gross margin (GAAP)	20.7 %	26.4 %		21.4 %
Adjusted gross margin (Non-GAAP measure)	20.9 %	26.4 %		21.6 %

1 Operating income (loss) for United States includes equity earnings (loss) in AmerisourceBergen. As a result of the two month reporting lag, operating income (loss) for the three and twelve month period ended August 31, 2021 includes AmerisourceBergen equity earnings (loss) for the period of April 1, 2021 through June 30, 2021 and the period of July 1, 2020 through June 30, 2021, respectively. Operating income (loss) for the three and twelve month period ended August 31, 2020 includes AmerisourceBergen equity earnings for the period of April 1, 2020 through June 30, 2020, and the period of July 1, 2019 through June 30, 2020, respectively.

© 2021 Walgreens Boots Alliance, Inc. All rights reserved.
111

Reconciliation of Non-GAAP financial measures Walgreens Boots Alliance, Inc. and Subsidiaries Supplemental Information (unaudited) (in millions) FREE CASH FLOW Three months ended August 31, Twelve months ended August 31, 2021 2020 2021 2020 Net cash provided by operating activities (GAAP) $ 1,245 $ 2,086 $ 5,555 $ 5,484 Less: Additions to property, plant and equipment (378) (411) (1,379) (1,374) 1 Free cash flow - (Non-GAAP measure) $ 867 $ 1,675 $ 4,176 $ 4,111 1 Free cash flow is defined as net cash provided by operating activities in a period less additions to property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows. © 2021 Walgreens Boots Alliance, Inc. All rights reserved. 112